     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 27, 2003
                                                    REGISTRATION NO. 333-49930

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM S-3/A
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                       WORLD WRESTLING ENTERTAINMENT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                        1241 EAST MAIN STREET                         04-2693383
   (STATE OR OTHER JURISDICTION OF          STAMFORD, CONNECTICUT 06902        (I.R.S. EMPLOYER IDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)                 (203) 352-8600
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          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                EDWARD L. KAUFMAN
                       WORLD WRESTLING ENTERTAINMENT, INC.
                              1241 EAST MAIN STREET
                           STAMFORD, CONNECTICUT 06902
                                 (203) 352-8600

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                          CODE, OF AGENT FOR SERVICE)

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Not applicable.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the  securities  being  registered on this form are to be offered on a delayed or continuous  basis pursuant to Rule 415 under the
Securities Act of 1933, other than securities  offered only in connection with
dividend or interest  reinvestment  plans, check the following box.   [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering.
[   ]

         If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box. [ ]



                     DEREGISTRATION OF CLASS A COMMON STOCK

         The Registrant hereby deregisters 4,342,134 shares of Class A Common Stock, $.01 par value per share ("Class A Common Stock"), previously registered pursuant to this Registration Statement. The shares of Class A Common Stock deregistered hereby were not sold by the holders thereof pursuant to the Registration Statement and were repurchased by the Registrant. As a result of this deregistration, no shares of Class A Common Stock remain registered for sale pursuant to this Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on June 27, 2003.

Dated:  June 27, 2003                 WORLD WRESTLING ENTERTAINMENT, INC.

                                      By:      /s/ Philip B. Livingston
                                      --------------------------------------
                                          Philip B. Livingston
                                          Executive Vice President and Chief
                                          Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.
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


Signature                                                        Title                              Date
                  *                               Chairman of the Board of Directors              June 27, 2003
---------------------------------------
          Vincent K. McMahon


                  *                              Chief Executive Officer and Director             June 27, 2003
---------------------------------------
           Linda E. McMahon


                                                 Executive Vice President, Chief                  June 27, 2003
/s/ Philip B. Livingston                         Financial Officer and Director
---------------------------------------
Philip B. Livingston


                  *
---------------------------------------           Director                                        June 27, 2003
            Joseph Perkins


                  *                               Director                                        June 27, 2003
---------------------------------------
        Lowell P. Weicker, Jr.


                  *                               Director                                        June 27, 2003
---------------------------------------
             David Kenin


/s/ Michael B. Solomon                            Director                                        June 27, 2003
---------------------------------------
    Michael B. Solomon


* By:    /s/ Edward L. Kaufman
     ----------------------------------
Name:    Edward L. Kaufman
Title:   Attorney-in-fact
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